UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2007

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

San Jose, California 95110-2704

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On January 23, 2007, Adobe announced that Mark Garrett was named Adobe’s Executive Vice President and Chief Financial Officer. Mr. Garrett’s employment with Adobe is expected to begin on February 1, 2007. A copy of our press release naming Mr. Garrett to the positions of Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1.

Pursuant to Mr. Garrett’s Offer Letter, Mr. Garrett will receive an annual base salary of $475,000 and is eligible to receive a pro-rated bonus of up to 85% of his annual base salary upon attainment of certain Adobe and individual objectives for the 2007 fiscal year. Mr. Garrett will also receive a sign-on bonus of $100,000 upon start of employment. Mr. Garrett must reimburse Adobe for this amount, prorated for each full month worked after his hire date, should he voluntarily terminate his employment or his employment is terminated for cause within the first year after his start date.

Mr. Garrett will be granted an option to purchase 275,000 shares of Adobe common stock on February 15, 2007, at an exercise price equal to the closing price of our common stock on the date of grant. Such options will vest over 4 years, with 25% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over the remaining 36 months. The option will be issued under our 2003 Equity Incentive Plan (the “Plan”) and will be subject to the terms and conditions of such Plan. The Plan was previously filed with the Securities and Exchange Commission as Appendix A to Adobe’s proxy statement on March 14, 2005.

As part of our 2006 Performance Share Program (the “Program”), Mr. Garrett will also be granted, on his hire date, a target award of 12,500 “Performance Shares” pursuant to the terms of the Plan. The Performance Shares will be earned, if at all, following the 2007 fiscal year, based on achievement of specific performance metrics, and will be settled in fully-vested shares of Adobe common stock. Mr. Garrett may receive less than the Performance Share target payout (including none) under the Program, and in no event may the actual payout exceed 150% of target payout. The Program was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to Adobe’s Current Report on Form 8-K on February 3, 2006. Mr. Garrett will also be eligible to participate in our 2007 Performance Share Program.

Mr. Garrett is eligible to participate in the our standard benefits package, including medical and dental plans, vision care, life insurance and disability coverage, as well as the our 401(k) Retirement Savings Plan and Employee Stock Purchase Plan.

Mr. Garrett will also be eligible to participate in our Deferred Compensation Plan, effective December 2, 2006. Mr. Garrett may elect to contribute up to 75% of his base salary and 100% of other specified compensation, including bonus and performance-based restricted stock units.  Mr. Garrett will be able to elect the payment of benefits to begin on a specified date at least three years in the future in the form of a lump sum or annual installments over five to fifteen years. The Deferred Compensation Plan was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to Adobe’s Current Report on Form 8-K on September 26, 2006.

Mr. Garrett is also eligible to participate in our Executive Severance Plan in the Event of a Change of Control (the “Change of Control Plan”). Pursuant to the Change of Control Plan, if within two years after a change of control (the “Covered Period”), there is an Involuntary Termination (as defined in the Change of Control Plan) of Mr. Garrett’s employment, Mr. Garrett will receive a cash severance payment as follows:

Earned but unpaid salary and the cash equivalent for accrued but unused personal time off through the date of termination; plus, the pro rata portion of the annual bonus for the year in which termination occurs (calculated on the basis of Mr. Garrett’s target bonus and on the assumption that all performance targets have been or will be achieved); plus, an amount equal to the product of (i) the sum of Mr. Garrett’s Reference Salary and Reference Bonus (each as defined in the Change of

Control Plan), multiplied by (ii) two plus one-twelfth for each year of completed service with Adobe (not in excess of 12 years) (the “Severance Multiple”).

All of Mr. Garrett’s outstanding options, performance grants and restricted stock awards will accelerate and vest 100% on the date of his Involuntary Termination during the Covered Period (except performance share unit awards, which shall continue to be governed by their current terms).  Additionally, the exercise period of all such awards will be extended to 12 months from termination.

Mr. Garrett will receive COBRA premium payments up to the legal limit for such coverage, or for the period of years equal to his Severance Multiple, whichever is less.  If Mr. Garrett becomes covered under another employer’s group health plan (other than a plan which imposes a pre-existing condition exclusion which applies to Mr. Garrett) during this applicable period of COBRA continuation coverage, our COBRA premium payments will cease. The Change of Control Plan was previously filed with the Securities and Exchange Commission as Exhibit 10.2 to Adobe’s Current Report on Form 8-K on November 16, 2006.

Adobe has entered into an indemnity agreement with Mr. Garrett, which provide, among other things, that Adobe will indemnify him, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party to by reason of his position as an officer or other agent of Adobe, and otherwise to the full extent permitted under Delaware law and our bylaws. A form of indemnity agreement was previously filed with the Securities and Exchange Commission as Exhibit 10.25.1 to Adobe’s Form  10-Q, dated May 30, 1997.

The summary of the material terms of the Offer Letter set forth above is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, a products, services and solutions provider for information management and storage, from June 2004 to January 2007, his most recent position since EMC’s acquisition of Documentum, Inc., in December 2003. Mr. Garrett first joined Documentum as Executive Vice President and Chief Financial Officer in 1997, holding that position through October 1999 and then re-joining Documentum as Executive Vice President and Chief Financial Officer in 2002. From January 2002 through July 2002, Mr. Garrett was Chief Financial Officer of Marimba, an enterprise software company. From April 2000 through December 2001, Mr. Garrett was the Chief Financial Officer at Homestead Technologies, Inc., a website design company. From November 1999 through March 2000, Mr. Garrett was the Chief Financial Officer of Fogdog Sports, an online retailer of sports apparel and equipment. Mr. Garrett holds an M.B.A. from Marist College and an undergraduate degree in both Accounting and Marketing from Boston University. Mr. Garrett is also a director of Borland Corporation, a software delivery optimization solutions provider. Mr. Garrett is 49 years old.

There is no arrangement or understanding between Mr. Garrett and any other person pursuant to which Mr. Garrett is to be selected as an officer of Adobe that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Garrett and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Garrett is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
10.1	Offer Letter between Adobe Systems Incorporated and Mark Garrett, dated January 5, 2007				X
99.1	Press Release issued on January 23, 2007				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: January 26, 2007	By:	/s/ Karen Cottle
Karen Cottle
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
10.1	Offer Letter between Adobe Systems Incorporated and Mark Garrett, dated January 5, 2007				X
99.1	Press Release issued on January 23, 2007				X